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                                    BYLAWS

                                      OF

                             UNITED AUTOCARE, INC.
                            a Delaware corporation










                           (As of November 20, 1996)



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                                    BYLAWS

                                      OF

                             UNITED AUTOCARE, INC.
                              (THE "CORPORATION")


                                  ARTICLE I.

                                    OFFICES

         Section 1.1. Registered Office and Place of Business. The Corporation may have, in addition to its registered office in the State of Delaware, offices and places of business at such places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.

                            MEETING OF STOCKHOLDERS

         Section 2.1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such times and at such places within or without the State of Delaware as shall be determined by the Board of Directors.

         Section 2.2. Annual Meetings. An annual meeting of the stockholders shall be held each year on a month and day to be selected by the Board of Directors. At the meeting they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 2.3. Voting List. At least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meetings, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection of any stockholder who may be present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

         Section 2.4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation or by these Bylaws, (i) may be called by the Chairman of the Board or President and (ii) shall be called by the President or

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Secretary or Assistant Secretary at the request in writing of a majority of the Board of Directors or the stockholders owning capital stock representing a majority of the votes of all capital stock of the Corporation entitled to vote thereat. Such request of the Board of the stockholders shall state the purpose or purposes of the proposed meeting.

         Section 2.5. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, Assistant Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

         Section 2.6. Quorum of Stockholders. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.7. Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the statutes, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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         Section 2.8. Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by statute, by the Certificate of Incorporation or by any other certificate creating any class or series of stock. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

         Section 2.9. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten (10) nor more than sixty
(60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

         Section 2.10. Action Without Meeting. Any action required by statute to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the stockholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

         Section 2.11. Telephone Meeting. Subject to the provisions of applicable law and these Bylaws, stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                                 ARTICLE III.

                                   DIRECTORS

         Section 3.1. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

         Section 3.2. Number and Qualifications. The Board of Directors shall consist of such number of members (not less than one) as shall be established by resolution of the Board of Directors from time to time, none of whom need be stockholders or residents of the State of Delaware. The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and shall qualify.

         Section 3.3. Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

         Section 3.4. Removal. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of a majority in number of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 3.5. Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

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         Section 3.6. Compensation. Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

         Section 3.7. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

         Section 3.8. Annual Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of the stockholders and at the same place, unless by majority vote of the directors then elected and serving such time or place is changed.

         Section 3.9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed from time to time by resolutions adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or waiver of notice of such meeting.

         Section 3.10. Special Meetings. Special meetings of the Board of Directors (i) may be called by the Chairman of the Board or President and (ii) shall be called by the President or Secretary or Assistant Secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at lease twenty-four (24) hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two (2) days before the meeting if such notice is delivered by a recognized express delivery service; and three (3) days before the meeting if such notice is delivered through the United States mail. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

         Section 3.11. Quorum; Majority Vote. At all meetings of the Board of Directors, the presence of a majority of the directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors,

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except as may be otherwise specifically provided by statute, the
Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 3.12. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

         Section 3.13. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent, or a signed copy, shall be placed in the minute book of the Corporation.

         Section 3.14. Telephonic Meeting. Subject to the provisions of applicable statutes and these Bylaws, members of the Board of Directors or of any committee thereof may participate in and hold a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE IV.

                            COMMITTEES OF THE BOARD

         Section 4.1. Establishment; Standing Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board, establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         Section 4.2. Available Powers. Any committee established pursuant to the preceding Section of these Bylaws, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the Certificate of Incorporation and these Bylaws, shall have and may exercise all the powers and authority of the Board in the

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management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation.

         Section 4.3. Unavailable Powers. No committee of the Board shall have the power or authority to (i) amend the Certificate of Incorporation (except in connection with the issuance of capital stock as provided in the previous section); (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) a dissolution of the Corporation or a revocation of such a dissolution; (v) amend the Bylaws of the Corporation; or, unless the resolutions establishing such committee or the Certificate of Incorporation expressly so provides, (vi) declare a dividend,
(vii) authorize the issuance of stock or (viii) adopt a certificate of ownership and merger.

         Section 4.4. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at a meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         Section 4.5. Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

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                                  ARTICLE V.

                        OFFICERS, EMPLOYEES AND AGENTS:

                               POWERS AND DUTIES

         Section 5.1. Elected Officers. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish. No elected officer of the Corporation need be a director of the Corporation, and no elected officer of the Corporation need be a stockholder or a resident of the State of Delaware.

         Section 5.2. Chairman of the Board. The Chairman of the Board, or in his absence, the President, shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall advise and counsel the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these Bylaws. The Chairman of the Board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The Chairman of the Board may delegate all or any of his powers or duties to the President, if and to the extent deemed by the Chairman of the Board to be desirable or appropriate.

         Section 5.3. President. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

         Section 5.4. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

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         Section 5.5. Secretary. The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of Secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the Chairman of the Board, President or the Board.

         Section 5.6. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as such from time to time be prescribed or delegated to him by the Secretary, the Chairman of the Board, the President or the Board.

         Section 5.7. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as these Bylaws or the Board of Directors may from time to time prescribe.

         Section 5.8. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may come into his hands, and shall deposit the same with such bank or banks or other depositary or depositaries as the Board of Directors from time to time shall determine; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he may sign all receipts and vouchers for payments made to the Corporation; he may sign with the Chairman of the Board or the President or a Vice President certificates for shares of the capital stock; he shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all moneys received and paid on account for the Corporation and wherever required by the Board of Directors shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to the independent public accountant of the Corporation or to any director of the Corporation during business hours; and he shall perform all acts incident of the office of Treasurer, subject to the control of the Board of Directors.

         Section 5.9. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time

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be prescribed or delegated to him by the Treasurer, the President or the Board of Directors.

         Section 5.10. Divisional Officers. Each division of the Corporation, if any, may leave a President, Secretary, Treasurer or controller and one or more Vice Presidents, assistant secretaries, assistant Treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Corporation except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

         Section 5.11. Appointed Officers. The Board of Directors may also appoint such other officers and assistant officers and agents, and may remove such officers and assistant officers and agents or delegate the power to remove same (none of whom need be a member of the Board, a stockholder or a resident of the State of Delaware) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board of Directors.

         Section 5.12. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificate of Incorporation or these Bylaws or as the Board of Directors or the may from time to time determine or as may be assigned to them by any competent superior officer.

         Section 5.13. Two or More Offices. Any two (2) or more offices may be held by the same person.

         Section 5.14. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board. The Board may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

         Section 5.15. Term of Office; Removal; Filling of Vacancies. Unless otherwise specified by the Board at the time of election or in an employment contract approved by the Board, each elected officer's term shall end at the first meeting of directors after the next annual meeting of stockholders. Each elected officer of


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the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office. Each appointive officer or agent shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                ARTICLE VIII.

                         STOCK AND TRANSFER OF STOCK

         Section 8.1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Certificate of Incorporation and these Bylaws shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Delaware, the holder's name, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the President or any Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.

         Section 8.2. Issuance. Subject to the provisions of the statutes, the Certificate of Incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

         Section 8.3. Payment for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

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         Section 8.4. Lost, Stolen or Destroyed Certificates. The Board of
Directors, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the President, or any other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

         Section 8.5. Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

         Section 8.6. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE IX.

                                INDEMNIFICATION

         Section 9.1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was



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serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

         Section 9.2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with his defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 9.3. Board Determinations. Any indemnification under Section
9.1 and 9.2 (unless order by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections
9.1 and 9.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

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         Section 9.4. Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by law or in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 9.5. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 9.6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the statutes, the Certificate of Incorporation or this Section.

         Section 9.7. Certain Definitions. For purposes of this section, (a) references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise

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

taxes assessed on a person with respect to an employee benefit plan;
and (d) references to "serving, at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

         Section 9.8. Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law with regard to indemnification, the Corporation shall indemnify to the fullest extent authorized or permitted by such then-existing General Corporation Law of the State of Delaware, as amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Any change in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director, officer, employee or agent of the Corporation existing at the time of such change.

                                  ARTICLE X.

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

         Section 10.1. Validity. Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purchases notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

         Section 10.2. Disclosure, Approval. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:


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                   (1) to the Board and it nevertheless in good faith
authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determination of whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                   (2) to the stockholders and they nevertheless in good faith authorize or ratify by the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

         Section 10.3. Nonexclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.
                                  ARTICLE XI.

                                 MISCELLANEOUS

         Section 11.1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Certificate of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation, or in any combination thereof.

         The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not less than ten (10) nor more than sixty
(60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

         Section 11.2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation to be distributed to stockholders, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 11.3. Attendance via Communications Equipment. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 11.4. Means of Giving Notice. Except as expressly provided elsewhere herein, whenever under law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegraph, telex, or facsimile transmission, addressed to such director or stockholder at his address, telex or facsimile transmission number, as the case may be, appearing on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.

         Section 11.5. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

         Section 11.6. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors of the Corporation.

         Section 11.7. Seal. The Corporation's seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

         Section 11.8. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         Section 11.9. Resignation. Any director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is

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

specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 11.10. Indemnification and Insurance. The Corporation shall have the power and obligation to indemnify any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, including but not limited to, employee benefit plans, to the extent set forth in the Certificate of Incorporation of the Corporation.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including but not limited to, employee benefit plans, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

         Section 11.11. Surety Bonds. Such officers and agents of the Corporation (if any) as the President, the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

         Section 11.12. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.

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